PROSPECTUS SUPPLEMENT	Filed Pursuant to Rule 424(b)(7)
To prospectus dated December 15, 2025	Registration Statement No. 333-291991

21,983,926 Shares of Common Stock

CIRCLE8 GROUP, INC.

Common Stock

This prospectus supplement relates to the offering of 21,983,926 shares (the “Shares”) of Common Stock, par value $0.00001 per share (“Common Stock”) of Circle8 Group, Inc., a Delaware corporation (the “Company”) to SPP Credit Advisors, LLC or its permitted transferees (the “Selling Stockholder”). The shares of Common Stock offered hereby (the “Shares) are being issued to the Stockholder pursuant to the applicable terms of the litigation Settlement Agreement, dated August 7, 2026, described below. The Selling Stockholder granted the Company an irrevocable call option to acquire, for nominal consideration, the currently issued and outstanding 21,983,926 shares beneficially owned by the Selling Stockholder.

We will not receive any of the proceeds from the sale of shares of our Common Stock by the Selling Stockholder.

Our Common Stock is listed on the Nasdaq Global Market under the symbol “CIRC.” On August 11, 2026, the last reported sale price prior to the date of this prospectus supplement, of the Common Stock on the Nasdaq Global Market was $0.7488.

You should carefully read this prospectus supplement, as well as the documents incorporated or deemed to be incorporated by reference herein or therein, before you purchase any of our securities. Other than the Stockholder, there are no underwriters, dealers and agents participating in this offering.

Investing in our securities is highly speculative and involves a high degree of risk. You should carefully read and consider the “Risk Factors” beginning on page S-5 of this prospectus supplement before investing.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus supplement is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus supplement is August 12, 2026.

TABLE OF CONTENTS

Prospectus Supplement

Prospectus

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers or persons controlling the registrant pursuant to the foregoing provisions, the registrant has been informed that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is therefore unenforceable.

No material changes in the Company’s affairs have occurred since December 31, 2025, which have not been described in a report on Form 10-Q or Form 8-K filed under the Exchange Act.

S-i

ABOUT THIS PROSPECTUS SUPPLEMENT

You should rely only on this prospectus supplement, the documents incorporated or deemed to be incorporated by reference herein or therein, and any free writing prospectus supplement prepared by us or on our behalf. We have not authorized anyone to provide you with information different than that contained or incorporated by reference into this prospectus supplement and any free writing prospectus supplement that we have authorized for use in connection with this offering (this “Offering”). We take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. You should assume that the information appearing in this prospectus supplement, the documents incorporated by reference herein, and in any free writing prospectus supplement that we have authorized for use in connection with this Offering is accurate only as of the date of those respective documents. Our business, financial condition, results of operations and prospects may have changed since those dates. You should read this prospectus supplement, the documents incorporated by reference herein, and any free writing prospectus supplement that we have authorized for use in connection with this Offering in their entirety before making an investment decision.

You also should read and consider the information in the documents to which we have referred you in the section of this prospectus supplement entitled “Where You Can Find More Information; Incorporated by Reference” and the sections of the accompanying prospectus entitled “Where You Can Find More Information; Incorporation by Reference”.

This prospectus supplement and accompanying prospectus form a part of registration statements on Form S-3 that we filed with the Securities and Exchange Commission (the “Commission”) utilizing a “shelf” registration process. This document contains two parts. The first part consists of this prospectus supplement, which provides you with specific information about this offering. The second part, the accompanying prospectus, provides more general information, some of which may not apply to this offering. Generally, when we refer only to the “prospectus”, we are referring to both parts combined. This prospectus supplement may add to, update or change information contained in the accompanying prospectus. To the extent that any statement we make in this prospectus supplement is inconsistent with the statements made in the prospectus, this prospectus supplement will be deemed to modify or supersede those made in the accompanying prospectus and such documents incorporated by reference herein and therein.

The distribution of this prospectus supplement and the offering of the Shares of Common Stock of the Company registered hereby in certain jurisdictions or to certain persons within such jurisdictions may be restricted by law. Persons outside the United States who come into possession of this prospectus supplement must inform themselves about and observe any restrictions relating to the offering of the Shares and the distribution of this prospectus supplement outside of the United States. This prospectus supplement does not constitute, and may not be used in connection with, an offer to sell, or a solicitation of an offer to buy, any securities offered by this prospectus supplement by any person in any jurisdiction in which it is unlawful for such person to make such an offer or solicitation.

We further note that the representations, warranties and covenants made by us in any agreement that is filed as an exhibit to any document that is incorporated by reference in this prospectus supplement were made solely for the benefit of the parties to such agreement, including, in some cases, for the purpose of allocating risk among the parties to such agreements, and should not be deemed to be a representation, warranty or covenant to you. Moreover, such representations, warranties or covenants were accurate only as of the date when made. Accordingly, such representations, warranties and covenants should not be relied on as accurately representing the current state of affairs.

You should not consider any information in this prospectus supplement or the registration statement of which it forms a part to be investment, legal or tax advice. You should consult your own counsel, accountants and other advisers for legal, tax, business, financial and related advice regarding the purchase of the Shares offered by this prospectus supplement. If the description of the Offering varies between this prospectus supplement and the accompanying Registration Statement, you should rely on the information contained in this prospectus supplement.

Unless otherwise indicated in this prospectus supplement or the context otherwise required, all references to “we,” “us,” “our,” “the Company” and “Circle8 Group” refer to Circle8 Group, Inc. and its subsidiaries.

We own or have rights to various trademarks, service marks and trade names that we use in connection with the operation of our business. This prospectus supplement may also contain trademarks, service marks and trade names of third parties, which are the property of their respective owners. Our use or display of third parties’ trademarks, service marks, trade names or products in this prospectus supplement is not intended to, and does not imply a relationship with, or endorsement or sponsorship by us. Solely for convenience, the trademarks, service marks and trade names referred to in this prospectus supplement may appear without the ®, TM or SM symbols, but such references are not intended to indicate, in any way, that we will not assert, to the fullest extent under applicable law, our rights or the right of the applicable licensor to these trademarks, service marks and trade names.

S-ii

USE OF PROCEEDS

We have entered into a Settlement Agreement with SPP Credit Advisors, LLC, (the “Selling Stockholder’) pursuant to which, in consideration for amending Atlantic Seller Note (as defined below) and cancellation of IDC shares (as defined below), 21,983,926 New Atlantic Shares (as defined below) were issued to the Selling Stockholder. We will not receive any of the proceeds from the sale of shares of Common Stock by the Stockholder.

SELLING STOCKHOLDER

This prospectus supplement relates to the offer and sale from time to time of up to 21,983,926 shares of Common Stock by the Selling Stockholder identified in the table below. The shares of Common Stock offered by the Selling Stockholder are those that were pursuant to the Settlement Agreement, dated as of August 7, 2026 (the “Settlement Agreement”), by and among Lyneer Investments, LLC, a Delaware limited liability company (“Lyneer Investments”), Lyneer Staffing Solutions, LLC, a Delaware limited liability company (“Lyneer Staffing”), and Lyneer Holdings, Inc., a Delaware corporation (“Lyneer Holdings,” and together with Lyneer Investments and Lyneer Staffing, the “Companies”), the Company and SPP Credit Advisors, LLC, in its capacity as the Administrative Agent for itself and the lenders under the Bridge Loan Credit Agreement (as defined in the Settlement Agreement) and in its capacity as the Agent for itself and the secured parties under the Term Loan Credit Agreement (as defined in the Settlement Agreement) (“SPP”).

The Companies and IDC Technologies, Inc., a California corporation (“IDC”), and SPP are parties to a term loan (the “SPP Term Loan”) evidenced by, among other documents, (a) the Term Loan Credit Agreement; (b) that certain Pledge and Security Agreement dated as of August 31, 2021 (as amended and reaffirmed by that certain Reaffirmation Agreement dated as of April 29, 2025, and as may be further amended, restated, supplemented or otherwise modified from time to time, the “SPP Security Agreement”), by and among the Companies and SPP as Beneficiary; and (c) that certain Limited Guaranty and Pledge Agreement dated as of June 18, 2024 (as amended, restated, supplemented or otherwise modified from time to time, the “Atlantic Pledge Agreement”), by and between the Company, as Grantor, and SPP, as Beneficiary (the “Loan Documents.”)

SPP, having alleged that the occurrence of certain events of default in connection with and as described in the Loan Documents, foreclosed on April 28, 2025 on IDC’s 21,983,926 shares of Common Stock (the “IDC Shares”) pursuant to the terms of a Purchase Agreement, dated April 28, 2025.

Under the terms of the Settlement Agreement, SPP and the Company entered into an irrevocable Call Option Agreement pursuant to which SPP irrevocably granted the Company a call option which vested and became effective immediately for a ten-year period to acquire the IDC shares at an exercise price of $0.00001 per share. In consideration for the foregoing, the Company issued to SPP 21,983,926 New Atlantic Shares.

The Settlement Agreement grants certain registration rights to SPP and requires the Company to file this prospectus supplement to its effective Form S-3 shelf registration statement (File No. 333-291991) providing for the sale from time to time of all the New Atlantic Shares and Legal Fee Shares by SPP.

The information in the below table (other than the percentages of our outstanding Common Stock beneficially owned) in respect of the Selling Stockholder was furnished by or on behalf of the Selling Stockholder and is as of August 7, 2026.

The Selling Stockholder is not obligated to sell any of the Common Stock offered by this prospectus supplement. Because the Selling Stockholder may sell some or all of the Common Stock owned by it that are included in this prospectus supplement, and because there are currently no agreements, arrangements or understandings with respect to the sale of any such Common Stock, no estimate can be given as to the number of shares of Common Stock covered by this prospectus supplement that will be held by the Selling Stockholder upon termination of this offering. Therefore, for the purposes of the following table, we have assumed that the Selling Stockholder will sell all of the Common Stock it beneficially owns that are covered by this prospectus supplement, but will not sell any other Common Stock that it may currently own.

Selling Securityholder	Number of Shares Beneficially Owned Before This Offering (1)			Number of Shares of Common Stock Offered	Number of Shares Beneficially Owned After This Offering
SPP Credit Advisors, LLC(2)	21,983,926	(3)	23.8%	21,983,926	-0-

(1)	The percentage of beneficial ownership before this offering is calculated based on 92,422,997 shares of our common stock outstanding as of August 7, 2026.

(2)	The address for SPP Credit Advisors, LLC is c/o 550 Fifth Avenue, 12th Floor New York, New York 10036. C. Todd Kumble, Fund Manager has the power to vote and dispose of the shares.

(3)	Pursuant to the terms of the Settlement Agreement, SPP agreed to make commercially reasonable efforts to sell New Atlantic Shares in reasonable amounts on a weekly basis.

S-1

PLAN OF DISTRIBUTION

The Selling Stockholder may, from time to time, sell any or all of the shares of Common Stock beneficially owned by it and offered hereby.

The sales may be made on one or more exchanges or in the over-the-counter market or otherwise, at prices and at terms then prevailing or at prices related to the then current market price, or in negotiated transactions.

The Selling Stockholder may effect such transactions by selling the shares of Common Stock to or through broker-dealers. The shares of Common Stock may be sold through broker-dealers by one or more of, or a combination of, the following:

a block trade in which the broker-dealer so engaged will attempt to sell the shares of Common Stock as agent but may position and resell a portion of the block as principal to facilitate the transaction;

purchases by a broker-dealer as principal and resale by such broker-dealer for its account;

ordinary brokerage transactions and transactions in which the broker solicits purchasers; and

in privately negotiated transactions.

The Selling Stockholder may also sell shares under Rule 144 under the Securities Act, if available, rather than under this prospectus supplement.

The Selling Stockholder also may transfer the shares of Common Stock in other circumstances, in which case the transferees or other successors in interest will be the selling beneficial owners for purposes of this prospectus supplement.

The Selling Stockholder may enter into derivative or hedging transactions with respect to the shares or pledge the shares to secure debts and other obligations (including obligations associated with derivatives transactions).

The Selling Stockholder and any broker-dealers, agents or derivatives or hedging counterparties that are involved in selling the shares may be deemed to be “underwriters” within the meaning of the Securities Act in connection with such sales. In such event, any commissions received by such broker-dealers, agents or counterparties and any profit on the resale of the shares purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act.

The Selling Stockholder has informed us that it does not have any agreement or understanding, directly or indirectly, with any person to distribute the Common Stock. If the Selling Stockholder notifies us that a material arrangement has been entered into with a broker-dealer or other person deemed an “underwriter” for the sale of shares through a block trade, special offering or secondary distribution, a purchase by a broker or dealer or certain derivative or hedging transactions, we may be required to file a prospectus supplement pursuant to the applicable rules promulgated under the Securities Act.

There can be no assurance that the Selling Stockholder will sell any or all of the shares of Common Stock registered pursuant to this prospectus supplement and the registration statement of which the accompanying prospectus forms a part.

We are required to pay registration expenses relating to the registration of the shares of Common Stock covered by this prospectus supplement, other than underwriting discounts and selling commissions. We have agreed to indemnify the Selling Stockholder against certain losses, claims, damages and liabilities, including liabilities under the Securities Act, or the Selling Stockholder may be entitled to contribution. We may be indemnified by the Selling Stockholder against civil liabilities, including liabilities under the Securities Act that may arise from written information furnished to us by the Selling Stockholder specifically for use in this prospectus supplement.

We may restrict or suspend offers and sales or other dispositions of the shares under this prospectus supplement, at any time from and after the filing date of this prospectus supplement, subject to certain terms and conditions. In the event of such restriction or suspension, the Selling Stockholder will not be able to offer or sell or otherwise dispose of the shares of Common Stock under this prospectus supplement.

Once sold under this prospectus supplement, the shares of Common Stock will be freely tradeable in the hands of persons other than our affiliates.

S-2

PROSPECTUS

$250,000,000

Common Stock

Preferred Stock

Warrants

Subscription Rights

Units

Circle8 Group, Inc.

PROSPECTUS

December 15, 2025

ABOUT THIS PROSPECTUS

 This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission (the “SEC”) utilizing a “shelf” registration process. Under this shelf registration process, we may, from time to time, sell any combination of the securities described in this prospectus in one or more offerings.

This prospectus provides you with a general description of the securities we may offer. Each time we sell securities, we will provide a prospectus supplement or a free writing prospectus that will contain specific information about the terms of that offering. The prospectus supplement or free writing prospectus may also add, update or change information contained in this prospectus. You should read both this prospectus, any prospectus supplement and any free writing prospectus together with the additional information described under the heading “Where You Can Find More Information” and “Incorporation by Reference.”

We have not authorized anyone to provide any information other than that contained or incorporated by reference in this prospectus or in any related prospectus supplement or free writing prospectus prepared by us or on our behalf or to which we have referred you. We take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. We are offering to sell securities only in jurisdictions where offers and sales are permitted. This prospectus and any applicable prospectus supplement or any related free writing prospectus do not constitute an offer to sell or the solicitation of an offer to buy any securities other than the securities described in the applicable prospectus supplement or an offer to sell or the solicitation of an offer to buy such securities in any circumstances in which such offer or solicitation is unlawful. You should assume that the information appearing in this prospectus, any prospectus supplement, the documents incorporated by reference and any related free writing prospectus is accurate only as of their respective dates. Our business, financial condition, results of operations and prospects may have changed materially since those dates.

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PROSPECTUS SUMMARY

The following summary highlights information contained elsewhere in this prospectus. The summary may not contain all of the information that may be important to you. You should read this entre prospectus carefully, including our financial statements and related notes thereto and the documents incorporated by reference in this prospectus and the risks described below under “Risk factors.” And as described or may be described in any subsequent quarterly report on Form 10-Q or Current Report on Form 8-K, as well as in any applicable prospectus supplement and contained or to be contained in our filings with the SEC and incorporated by reference in this prospectus. We note that our actual results and future events may differ significantly based upon a number of factors. The reader should not put undue reliance on the forward-looking statements in this document, which speak only as of the date on the cover of this prospectus.

In this prospectus, unless otherwise noted, the terms “the Company,” “Circle8 Group,” “we,” “us,” and “our” refer to Circle8 Group, Inc.

Overview

Circle8 Group, Inc. (“Circle8 Group”) (Nasdaq: CIRC), through its subsidiaries, is a national strategic staffing firm servicing the commercial, professional, finance, direct placement, and managed service provider verticals. Lyneer was formed under the principles of honesty and integrity, and with the view of becoming the preferred outside employer of choice. Since its formation, Lyneer has grown from a regional operation to a national staffing firm with offices and geographic reach across the United States. Lyneer primarily places individuals in accounting and finance, administrative and clerical, information technology, legal, light industrial, and medical roles. Circle 8 Group’s approximately 300 employees generated over $400 million in revenue for the year ended December 31, 2025.

With the addition of Circle8 Group B.V. (“Circle8”) on January 23, 2026, Circle8 Group extended its capabilities into specialized high-growth IT and technology staffing capabilities across Europe, complementing Circle8 Group’s North American industrial staffing operations. Circle 8 is a European IT-technology talent and consulting enablement platform that provides specialized workforce solutions to enterprises, technology companies, financial institutions, and public-sector organizations. Circle8 focuses on sourcing, deploying, and managing highly skilled professionals in information technology and related digital disciplines. Circle8 is one of the fastest-growing IT and technology staffing companies, operating across Europe through a portfolio of specialized brands. Circle8 manages over 8,500 technology professionals and specializes in software development, data analytics cybersecurity, project management, and emerging technologies. Circle8 is founder-led and will continue to be led by Mr. Guus Franke who joined Circle 8 Group’s Board of Directors as Executive Chairman and subsequently Chief Executive Officer.

The management team of Circle8 Group has over 200 combined years of specific corporate management and investment banking experience. Circle 8 Group’s management has developed long-standing relationships in the staffing industry as well as the institutional investment arena to raise capital for publicly-listed entities to expand.

Corporate Information

We were incorporated in Delaware under the name SeqLL Inc. on April 1, 2014. On June 13, 2024, the Company changed its name from SeqLL Inc. to Atlantic International Corp. On June 4, 2024 the Company, SeqLL Merger LLC, a Delaware limited liability company and wholly-owned subsidiary of the Company (“Purchaser Sub”), Atlantic Acquisition Corp, a Delaware corporation “Atlantic”, Atlantic Merger LLC, a Delaware limited liability company and a majority-owned subsidiary of Atlantic (“Atlantic Merger Sub”), Lyneer Investments, LLC, a Delaware limited liability company (“Lyneer”), and IDC Technologies, a California corporation (“IDC”), entered into the Merger Agreement pursuant to which (i) Atlantic Merger Sub was merged with and into Lyneer, with Lyneer continuing as the surviving entity and (ii) Purchaser Sub was merged with and into Lyneer with Lyneer continuing as the surviving entity and as a wholly-owned subsidiary of the Company, collectively by referred to as the Merger.

On January 23, 2026 (the “Closing Date”), the Company completed the acquisition (the “Acquisition”) of Circle8, a company organized under the laws of the Netherlands, pursuant to the terms of the Acquisition Agreement, dated January 22, 2026 (the “Acquisition Agreement”), by and among the Company, Axiom Partners GmbH (“Axiom”) and Circle8. Capitalized terms used herein, but not otherwise defined, have the meaning ascribed to such terms in the Acquisition Agreement, a copy of which has been filed with the SEC on Form 8-K on January 28, 2026.

The aggregate consideration delivered to Axiom (the “Purchase Price”) for the Circle8 equity was delivered as follows:

(a)	The Company issued to Guus Franke (or his assignees) 12,516,070 shares of Common Stock (an acquisition date fair value of $48.3 million based on the Company’s closing share price of $3.86 as of January 23. 2026), par value $0.00001 per share (“Common Stock”) equal to 19.99% of the issued and outstanding shares of Common Stock as of 12:01 a.m. on the Closing Date (the “Initial Share Consideration”) in compliance with Nasdaq Listing Rule 5635; and

(b)	The Company issued a convertible promissory note (the “Convertible Note”) to Axiom in the principal amount of $161,961,751.20 convertible into an aggregate of 53,291,744 shares of Common Stock equal to (i) 65,807,814 shares of Common Stock on a Fully Diluted Basis minus (ii) the 19.99% shares (12,516,070) of Common Stock issued to Mr. Franke as Initial Share Consideration (the “Convertible Note Consideration”). The Convertible Note will automatically convert into common shares of the Company upon the approval of the issuance of the shares by the shareholders of the Company.

In addition, in the event there was a forced conversion of the Convertible Promissory Note issued on June 18, 2024, as amended, to IDC Technologies, Inc. (as assigned), Circle 8 Group shall increase the number of shares issued to Mr. Franke (or his assignees) as necessary, so that Mr. Franke shall receive the Convertible Note Consideration taking into account any shares issued under the Convertible Promissory Note as if the shares were issued prior to the closing date upon the same formula used to determine the Convertible Note Consideration. Pursuant to the terms of the Settlement Agreement with SPP the Convertible Promissory Note was released, canceled and discharged.

On June 29, 2026, the Company filed with the Secretary of State of the State of Delaware an amendment to its Amended and Restated Certificate of Incorporation, as amended (the “Amendment”), to change the name of the Company from “Atlantic International Corp.” to “Circle8 Group, Inc.” Concurrently, the Company’s trading symbol on the NASDAQ Stock Market was changed to “CIRC,” effective on July 2, 2026.

Our corporate headquarters are located at 270 Sylvan Avenue, Suite 2230, Englewood Cliffs, New Jersey 07632. Our main telephone number at that address is (201) 899-4470, and our website address is www.circle8group.com. The information on our website is not part of this prospectus. We have included our website address as a factual reference and do not intend it to be an active link to our website.

Implications of Being an Emerging Growth Company and a Smaller Reporting Company

We qualify as an “emerging growth company” as defined in the Jumpstart Our Business Startups Act of 2012, as amended, or the JOBS Act. As an emerging growth company, we may take advantage of specified reduced disclosure and other requirements that are otherwise applicable generally to public companies.

These provisions include:

●	being permitted to only disclose two years of audited financial statements in addition to any required unaudited interim financial statements with correspondingly reduced “Management’s Discussion and Analysis of Financial Condition and Results of Operations” disclosure;

●	reduced disclosure about our executive compensation arrangements;

●	not being required to hold advisory votes on executive compensation or to obtain stockholder approval of any golden parachute arrangements not previously approved; and

●	an exemption from the auditor attestation requirement in the assessment of our internal control over financial reporting.

We may take advantage of these exemptions until the end of the fiscal year following the fifth anniversary of our initial public offering or such earlier time that we are no longer an emerging growth company. We would cease to be an emerging growth company on the date that is the earliest of (i) the last day of the fiscal year in which we have total annual gross revenue of $1.235 billion or more; (ii) December 31, 2026; (iii) the date on which we have issued more than $1.0 billion in nonconvertible debt during the previous three years; or (iv) the last day of the fiscal year in which we are deemed to be a large accelerated filer under the rules of the SEC, which means the market value of our Common Stock that is held by non-affiliates exceeds $700 million as of the prior June 30th. We may choose to take advantage of some but not all of these exemptions. We have taken advantage of reduced reporting requirements in this prospectus. Accordingly, the information contained herein may be different from the information you receive from other public companies in which you hold stock.

We are also a “smaller reporting company” as defined in the Exchange Act. We may continue to be a smaller reporting company even after we are no longer an emerging growth company. We may take advantage of certain of the scaled disclosures available to smaller reporting companies until the fiscal year following the determination that our Common Stock held by non-affiliates is more than $250 million measured on the last business day of our second fiscal quarter, or our annual revenues are less than $100 million during the most recently completed fiscal year and our Common Stock held by non-affiliates is more than $700 million measured on the last business day of our second fiscal quarter.

WHERE YOU CAN FIND MORE INFORMATION; INCORPORATION BY REFERENCE

Available Information

We file annual reports, quarterly reports, current reports, proxy statements and other information with the Securities and Exchange Commission (“SEC”). You may read or obtain a copy of these reports at the SEC’s public reference room at 100 F Street, N.E., Washington, D.C. 20549, on official business days during the hours of 10:00 am to 3:00 pm. You may obtain information on the operation of the public reference room and its copy charges by calling the SEC at 1-800-SEC-0330. The SEC maintains a website that contains registration statements, reports, proxy information statements and other information regarding registrants that file electronically with the SEC, which are available free of charge. The address of the website is http://www.sec.gov. If you do not have Internet access, requests for copies of such documents should be directed to Michael S. Tenore, the Company’s General Counsel, at the Company’s headquarters, located at 270 Sylvan Avenue, Suite 2230, Englewood Cliffs, NJ 07632.

Our website address is https://www.atlantic-international.com. The information on, or accessible through, our website, however, is not, and should not be deemed to be, a part of this prospectus.

This prospectus is part of a registration statement that we filed with the SEC and does not contain all of the information in the registration statement. The full registration statement may be obtained from the SEC or us, as provided below. Other documents establishing the terms of the offered securities are or may be filed as exhibits to the registration statement or documents incorporated by reference in the registration statement. Statements in this prospectus about these documents are summaries, and each statement is qualified in all respects by reference to the document to which it refers. You should refer to the actual documents for a more complete description of the relevant matters. You may inspect a copy of the registration statement through the SEC’s website, as provided above.

Incorporation Of Certain Information by Reference

We incorporate by reference into this prospectus additional documents (other than current reports furnished under Item 2.02 or Item 7.01 of Form 8-K and exhibits on such form that are related to such items) that we may file with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act prior to the completion or termination of the offering, including all such documents we may file with the SEC after the date of the initial registration statement and prior to the effectiveness of the registration statement, but excluding any information deemed furnished and not filed with the SEC.

This prospectus may contain information that updates, modifies or is contrary to information in one or more of the documents incorporated by reference in this prospectus. You should rely only on the information incorporated by reference or provided in this prospectus. We have not authorized anyone else to provide you with different information. You should not assume that the information in this prospectus is accurate as of any date other than the date of this prospectus supplement, or the date of the documents incorporated by reference in this prospectus.

We will provide to each person, including any beneficial owner, to whom this prospectus is delivered, upon written or oral request, at no cost to the requester, a copy of any and all of the information that is incorporated by reference in this prospectus.

This prospectus incorporates by reference the documents set forth below that have previously been filed with the SEC since the end of the fiscal year ended December 31, 2025:

(1)	Circle8 Group Annual Report on Form 10-K filed with the SEC on April, 15, 2026;

(2)	Circle8 Group Quarterly Report on Form 10-Q for the quarter ended March 31, 2026, filed with the SEC on June 22, 2026;

(3)	Current reports on Form 8-K filed with the SEC on January 28, 2026, February 3, 2026, March 26, 2026 April 3, 2026, June 25, 2026 and July 1, 2026, respectively; and

,

(4)	The descriptions of Circle8 Group’s Common Stock which is registered under Section 12 of the Exchange Act, in Circle8 Group’s registration statement on Form S-1 (No. 333-280653), filed on July 2, 2024, including any amendments or reports filed for the purpose of updating such description.

You may request, and we will provide you with, a copy of these filings, at no cost, by contacting us at:

Circle8 Group, Inc.

270 Sylvan Avenue, Suite 2230

Englewood Cliffs, NJ

Attention: Corporate Secretary

Telephone: (201) 899-4470

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This report contains “forward-looking statements” for purposes of the safe harbor provisions provided by Section 27 of the Securities Act of 1933, as amended (the “Securities Act”) and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), that represent our beliefs, projections and predictions about future events. All statements other than statements of historical fact are “forward-looking statements,” including any projections of earnings, revenue or other financial items, any statements of the plans, strategies and objectives of management for future operations, any statements concerning proposed new projects or other developments, any statements regarding future economic conditions or performance, any statements of management’s beliefs, goals, strategies, intentions and objectives, and any statements of assumptions underlying any of the foregoing. Words such as “may,” “will,” “should,” “could,” “would,” “predicts,” “potential,” “continue,” “expects,” “anticipates,” “future,” “intends,” “plans,” “believes,” “estimates” and similar expressions, as well as statements in the future tense, identify forward-looking statements.

These statements are necessarily subjective and involve known and unknown risks, uncertainties and other important factors that could cause our actual results, performance or achievements, or industry results, to differ materially from any future results, performance or achievements described in or implied by such statements. Actual results may differ materially from expected results described in our forward-looking statements, including with respect to correct measurement and identification of factors affecting our business or the extent of their likely impact, and the accuracy and completeness of the publicly available information with respect to the factors upon which our business strategy is based or the success of our business.

Forward-looking statements should not be read as a guarantee of future performance or results, and will not necessarily be accurate indications of whether, or the times by which, our performance or results may be achieved. Forward-looking statements are based on information available at the time those statements are made and management’s belief as of that time with respect to future events and are subject to risks and uncertainties that could cause actual performance or results to differ materially from those expressed in or suggested by the forward-looking statements. Important factors that could cause such differences include, but are not limited to, those factors discussed under the headings “Risk Factors,” contained in our annual report on Form 10-K for the fiscal year ended December 31, 2025, and as described or may be described in any subsequent quarterly report on Form 10-Q, or current report on Form 8-K, as well as in any applicable prospectus supplement and contained or to be contained in our filings with the SEC and incorporated by reference in this prospectus, “Prospectus Summary,” and elsewhere in this prospectus.

Risk Factors

An investment in our securities involves a high degree of risk. Prior to making a decision about investing in our securities, you should carefully consider the risks, uncertainties and assumptions set forth below as well as those discussed under “Part I—Item 1A—Risk Factors” of our most recent Annual Report on Form 10-K and under “Part II-Item 1A-Risk Factors” in our most recent Quarterly Reports on Form 10-Q and Current Reports on Form 8-K, filed subsequent to such Form 10-K all of which are incorporated herein by reference, as may be amended, supplemented or superseded from time to time by other reports we file with the SEC in the future. The risks and uncertainties we have described are not the only ones we face. Additional risks and uncertainties not presently known to us or that we currently deem immaterial may also affect our operations. Please also carefully read the sections titled “Cautionary Note Regarding Forward-Looking Statements,” “Where You Can Find More Information”; “Incorporation by Reference.”

Risks Related to Circle8’s Business

Circle8 has significant working capital needs and if it is unable to satisfy those needs from cash generated from its operations or borrowings under its debt instruments, Circle 8 Group shall be required to fund such shortfall.

Circle8 requires significant amounts of working capital to operate its business. It often has high receivables from its customers. As a staffing company, it is prone to cash flow imbalances because it has to fund payroll payments to temporary workers before receiving payments from clients for its services. Cash flow imbalances also occur because it must pay temporary workers even when it has not been paid by its customers. If Circle8 experiences a significant and sustained drop in operating profits, or if there are unanticipated reductions in cash inflows or increases in cash outlays, it may be subject to cash shortfalls. If such a shortfall were to occur for even a brief period of time, it may have a significant adverse effect on Circle8’s business. In particular, Circle8 uses working capital to pay expenses relating to its temporary workers. As a result, Circle8 must maintain sufficient cash availability to pay temporary workers and fund related tax liabilities prior to receiving payment from customers.

In the past, Axiom provided Circle8 with funding when such shortfalls occurred. However, under the Acquisition Agreement, Circle 8 Group is responsible for providing Circle8 with all funding, liquidity or similar payments in the ordinary course of business and as may be reasonably necessary or appropriate and as mutually agreed to by the parties.

In addition, Circle8’s operating results tend to be unpredictable from quarter to quarter. Demand for its services is typically lower during traditional national vacation periods when customers and candidates are on vacation. No single quarter is predictive of results of future periods. Any extended period of time with low operating results or cash flow imbalances could have a material adverse effect on its business, financial condition and results of operations.

Circle8 derives working capital for its operations through cash generated by its operating activities, equity raises, and borrowings under its debt instruments. If its working capital needs increase in the future, Circle8 may be forced to seek additional sources of capital, which may not be available on commercially reasonable terms. The amount Circle8 is entitled to borrow under its debt instruments is calculated monthly based on the aggregate value of certain eligible trade accounts receivable generated from its operations, which are affected by financial, business, economic and other factors, as well as by the daily timing of cash collections and cash outflows. The aggregate value of eligible accounts receivable may not be adequate to allow for borrowings for other corporate purposes, such as capital expenditures or growth opportunities, which could reduce its ability to react to changes in the market or industry conditions.

Circle8 may lack the speed, agility, and resiliency to effectively operate its business and respond to the needs of its clients.

There is a risk Circle8 may not be able to respond with sufficient speed and agility to the needs of its diverse clients, which span all industries and whose needs may change rapidly as their businesses and industries evolve. The size and breadth of Circle8’s organization, comprising over 8,500 professionals deployed over approximately eight offices in six European countries, may make it difficult for the Company to effectively manage its resources, to maintain its corporate culture throughout the organization, to drive service improvements and to provide coordinated solutions to its clients who require Circle8’s services in multiple locations. For example, client demands for uniform service across borders may be difficult to satisfy because of variation in local laws and customs. Circle8 sees a trend in more multi-country and enterprise-level relationships, and it may have difficulty in profitably managing and delivering projects involving multiple countries. Also, Circle8’s size and organizational structure may make it difficult to develop and implement new processes and tools across the enterprise in a consistent manner. If Circle8 is not effective at anticipating or meeting the widely ranging needs of its current and prospective clients, or its competitors are more agile or effective at doing so, our business and financial results could be materially adversely affected.

Circle8’s ability to perform at speed, and to meet client expectations, may also be adversely affected by limitations in its own information systems and those of its third-party vendors. Circle8 is increasingly dependent on these systems, which are subject to damage or interruption from multiple causes, including power outages, facility damage, computer and telecommunications failures, vandalism, malware, hacking and other malicious acts, catastrophic events and human error. If its information systems are damaged, fail to work properly, or otherwise become unavailable, Circle8 may incur substantial costs to repair or replace them, and may experience reputational damage, loss of critical information, customer disruption, and interruptions or delays in its ability to perform essential functions and implement new and innovative services.

The worldwide employment services industry is highly competitive with limited barriers to entry in many markets, which could limit Circle8’sability to maintain or increase its market share or profitability.

The worldwide employment services industry is highly competitive with limited barriers to entry in many markets, and in recent years has undergone significant consolidation. Circle8 competes in markets throughout Europe with full-service and specialized employment services agencies. Several of its global competitors, including The Adecco Group and Randstad, have very substantial marketing and financial resources, and may be better positioned in certain markets. Circle8’s global competitors include the Adecco Group and Randstad. In addition, Circle 8 competes with specialized staffing and workforce solutions firms such as Robert Walters, SThree, HeadFirst Group, PRO Unlimited, and K2 Partnering Solutions. Portions of Circle8’s industry may become increasingly commoditized, with the result that competition in key areas could become more focused on pricing. Circle8 expects that it will continue to experience pressure on price from competitors and clients. There is a risk that Circle8 will not compete effectively, including on price, which could limit its ability to maintain or increase its market share and could materially adversely affect its financial results. This may worsen as clients increasingly take advantage of low-cost alternatives including using their own in-house resources rather than engaging a third party.

Circle8 has outsourced aspects of its business, which could result in disruption, increased costs, and reputational risk.

Circle8 has increasingly outsourced, and may further outsource, important processes of its business to third party vendors, which exposes it to other risks, including increased costs, supply chain interruptions, potential disruptions to its business operations, and reputational risk. For example, Circle8 relies on third parties to host, manage and secure certain aspects of its data center information and technology infrastructure, to develop and maintain new technology for attracting, onboarding, managing, and analyzing its workforce, and to provide important back-office support. Circle8 has increasingly centralized its vendor profile so that it is reliant on a small number of vendors for highly critical corporate and technology functions. While Circle8 believes these third-party vendors provide greater efficiency and expertise, its dependence on a small number of vendors increases the risk that its business will be adversely affected if its vendors are unable to provide these services consistent with its needs. Similarly, its business continuity and its margins could be adversely affected if it needed to replace one of its critical vendors for performance or economic reasons.

Circle8’s operations also depend significantly upon these vendors’ and its ability to protect its data and to ensure the availability of its servers, software applications and websites. Despite Circle8’s and its third-party vendors’ implementation of security measures, its systems remain susceptible to system failures, computer viruses, natural disasters, unauthorized access, cyberattacks and other similar incidents, any of which could result in disruptions to Circle8’s operations. Circle8’s vendors have experienced data losses in the past, and Circle8 can expect such data incidents will occur in the future. A successful breach of the security of Circle8’s technology systems, or those of its vendors, could result in the theft of confidential, personally identifiable, or other sensitive data, including data about Circle8’s employees and/or associates, or Circle8’s human resources operations, any of which could damage its reputation in the market. If Circle8 is not able to realize the savings associated with outsourcing services or if there is a disruption or security breach of our outsourced services that results in a loss or damage to its data, or in an inappropriate disclosure of confidential, personally identifiable, or sensitive data, our business and financial results could be materially adversely affected.

Circle8’s global operations subject us to certain risks beyond our control.

With operations in six countries throughout Europe and now the United States, the Company is subject to numerous risks outside of our control, including risks arising from political unrest and other political events, regional and international hostilities and international responses to these hostilities, strikes and other worker unrest, natural disasters, the impact of global climate change, acts of war, terrorism, international conflict, severe weather conditions, pandemics, and other global health emergencies, disruptions of infrastructure and utilities including energy, cyberattacks, and other events beyond Circle8’s control.

Although it is not possible to predict such events or their consequences, these events could materially adversely affect Circle8’s reputation, business and financial results.

Circle8’s ability to attract and retain business and employees may depend on its reputation in the marketplace.

Circle8 believes its reputation, along with its brand equity in Circle8’s name and its various other brands, are important corporate resources that help distinguish its services from those of competitors and also contribute to its efforts to recruit and retain talented employees. However, corporate reputation is potentially susceptible to material damage by events such as disputes with clients, information technology security breaches, internal control deficiencies, delivery failures or compliance violations. Similarly, our reputation could be damaged by actions or statements of current or former clients, employees, competitors, vendors, franchisees and other third-party brand licensees, adversaries in legal proceedings, government regulators, as well as members of the investment community or the media. There is a risk that negative information about Circle8, even if based on rumor or misunderstanding, could materially adversely affect its business. Damage to Circle8’s reputation could be difficult, expensive and time-consuming to repair, could make potential or existing clients reluctant to select it for new engagements, resulting in a loss of business, and could materially adversely affect Circle8’s recruitment and retention efforts. Damage to Circle8’s reputation could also reduce the value and effectiveness of the Circle8 name and our other brand names, and could reduce investor confidence in the Company, materially adversely affecting our share price.

Foreign currency fluctuations may have a material adverse effect on Circle8’s operating results.

Although the Company will report our results of operations in United States dollars, the majority of Circle8’s revenues and expenses are denominated in currencies other than the United States dollar, and unfavorable fluctuations in foreign currency exchange rates could have a material adverse effect on its reported financial results. Highly inflationary economies of certain foreign countries, can result in foreign currency devaluation, which may also negatively impact our reported financial results.

All of Circle8’s revenues are generated outside of the United States, in Europe. As of December 31, 2025, Circle8 had approximately EU 45 million of financial indebtedness as well as an off-balance sheet structured financing program of approximately EU 160 million. Increases or decreases in the value of the United States dollar against other major currencies, or the imposition of limitations on conversion of foreign currencies into United States dollars, could affect our revenues, operating profit and the value of balance sheet items denominated in foreign currencies. Circle8’s exposure to foreign currencies, in particular the Euro, could have a material adverse effect on our reported results and shareholders’ equity, however, such fluctuations generally do not affect our cash flow or result in actual economic gains or losses unless we repatriate funds. Furthermore, the volatility of currencies may make year-over-year comparability of our financial results difficult.

Circle8 seeks to mitigate our exposure to foreign currency fluctuations by utilizing net investment hedges and, from time to time, foreign currency forward exchange contracts and cross-currency swaps. Circle8 primarily mitigates foreign exchange exposure through natural hedging, as a significant portion of its revenues and operating costs are denominated in the same local currencies. The effectiveness of this hedge, in part, depends on Circle8’s ability to accurately forecast future cash flows, which is particularly difficult during periods of uncertain or uneven demand for its services and highly volatile exchange rates. Further, hedging activities may only offset a portion, or none at all, of the material adverse financial effects of unfavorable fluctuations in foreign exchange rates over the time the hedge is in place or effective.

The performance of Circle8’s subsidiaries and their ability to distribute cash to Circle8 may vary, negatively affecting its ability to service its debt at the parent company level or in other subsidiaries.

Since Circle8 conducts a significant portion of its operations through its subsidiaries, its cash flow and its consequent ability to service its debt depends, in part, upon the earnings of its subsidiaries and the distribution of those earnings to its parent company, or upon loans or other payments of funds by those subsidiaries to its parent company or to other subsidiaries. The payment of such dividends and the making of such loans and advances by Circle8’s subsidiaries may be subject to legal or contractual restrictions, depend upon the earnings of those subsidiaries and working capital requirements, and be subject to various business considerations, including the ability of such subsidiaries to pay such dividends or make such loans and advances.

Circle8 could be subject to changes in tax rates, adoption of new international tax legislation or tax audits that could result in additional income tax liabilities.

Circle8 is subject to income and other taxes in the international jurisdictions where it has operations. The tax bases and rates of these respective tax jurisdictions change from time to time due to economic and political conditions. Circle8’s effective income tax rate is affected by changes in earnings in countries with differing tax rates, changes in valuation of deferred tax assets and liabilities or changes in the respective tax laws. Circle8’s other taxes are impacted by changes in local tax laws or changes in its business.

In addition, tax accounting involves complex matters and requires our judgment to determine our worldwide provision for income and other taxes and tax assets and liabilities. These complex matters include transfer pricing and reporting related to intercompany transactions. The Company is routinely subject to tax examinations by the United States Internal Revenue Service and new foreign tax authorities. Tax authorities have disagreed, and may disagree in the future, with our judgments. Many taxing authorities are taking increasingly aggressive positions opposing the judgments we make, including with respect to our intercompany transactions. We regularly assess the likely outcomes of our audits and tax proceedings to determine the appropriateness of our tax liabilities. However, our judgments might not be sustained as a result of these audits and tax proceedings, and the amounts ultimately paid could be materially different from the amounts previously recorded.

In addition, changes in tax laws, treaties or regulations, or their interpretation or enforcement, have become more unpredictable and may become more stringent, which could materially adversely affect our tax position. A number of countries where we do business, including the United States and many countries in the European Union, have implemented, and are considering implementing, changes in relevant tax, accounting and other laws, regulations and interpretations. The overall tax environment has made it increasingly challenging for multinational corporations to operate with certainty about taxation in many jurisdictions. For example, the Organization for Economic Co-operation and Development (“OECD”), which represents a coalition of member countries, recently enacted Pillar Two, which introduces a global minimum effective tax rate whereby certain multinational groups are subject to a 15% minimum tax on income derived in low-tax jurisdictions. These proposed and enacted changes in tax laws, treaties or regulations, or their interpretation or enforcement, could have a material adverse impact on our current or future tax positions.

Government regulations may result in prohibition or restriction of certain types of employment services or the imposition of additional licensing or tax requirements that may reduce our future earnings.

Many jurisdictions in which Circle8 operates, such as Germany, Switzerland and the Netherlands, are heavily regulated and scrutinized. In Europe, governmental regulations in Germany restrict the length of contracts and the industries in which our associates may be used. In some countries, special taxes, fees or costs are imposed in connection with the use of our associates. Additionally, in some countries, trade unions have used the political process to target our industry in an effort to increase the regulatory burden and expense associated with offering or utilizing contingent workforce solutions. Moreover, many countries, including the Netherlands, have established regulations that require equal-pay for equal-work for temporary workers and fixed term employees. Furthermore, some countries are adopting more restrictive immigration regulations, which may lead to greater expense or inability to fulfill client demand, particularly in our cross-border talent solutions business. All of these continuously-evolving regulations could have a significant impact to our revenues, costs, and operating margins as we and customers adjust to these new regulations.

The countries and territories in which we operate may, among other things:

●	create additional regulations that prohibit or restrict the types of employment services or categories of job roles that we may provide;

●	require new or additional benefits be paid to our associates;

●	require pay parity for our associates or impose mandatory thresholds for employee diversity;

●	regulate the period of time for which we may or may not employ our workers, including maximum term limits or minimum time requirements for associates on assignment at our clients;

●	adopt new pandemic regulations that impact our business;

●	require us to obtain additional licensing to provide employment services; or

●	increase taxes, such as sales or value-added taxes.

Other types of future regulation may have a material adverse effect on our business and financial results by making it more difficult or expensive for us to continue to cost-effectively provide employment services, particularly if we cannot pass along increases in costs to our clients.

Failure to comply with antibribery and corruption laws could materially adversely affect our business.

Circle8 is subject to numerous legal and regulatory requirements that prohibit bribery and corrupt acts. These include the UK Bribery Act 2010, as well as similar legislation in many of the countries and territories in which it operates. Circle8 employees (but not its temporary associates) are required to participate in a global anticorruption compliance training program designed to ensure compliance with these laws and regulations. However, there are no assurances this program will be effective. In many countries where Circle8 operates, practices in the local business community may not conform to international business standards and could violate anticorruption law or regulations. Furthermore, Circle8 remains subject to the risk that one of its employees (or one of its associates on a temporary or contract-based assignment) could engage in business practices that are prohibited by its policies and these laws and regulations. Any such violations could materially adversely affect Circle8’s business.

Some of its business models may carry a heightened risk of regulatory inquiry under relevant competition laws. Although Circle8 has put in place safeguards designed to maintain compliance with applicable competition laws, there can be no assurance these protections will be adequate. Competition law authorities have investigated our business practices in the past, and there continues to be a risk of such inquiries in the future. There is no assurance we would successfully defend against any such regulatory inquiries, and they could consume substantial amounts of Circle8’s financial and managerial resources, remain outstanding for a significant duration, and result in adverse publicity, even if successfully resolved. An unfavorable outcome could result in liabilities that have a material adverse effect upon our business, financial condition or results of operations.

Risks Related to Ownership of Our Common Stock

The market price of our Common Stock may be highly volatile, and you could lose all or part of your investment.

The market price of our Common Stock may be highly volatile. You may be unable to sell your shares of Common Stock at or above the offering price. The market prices of our Common Stock could be subject to wide fluctuations in response to a variety of factors, which include:

●	actual or anticipated fluctuations in our financial condition and operating results;

●	announcements of technological innovations by us or our competitors;

●	announcements by our customers, partners or suppliers relating directly or indirectly to our products, services or technologies;

●	overall conditions in our industry and market;

●	addition or loss of significant customers;

●	change in laws or regulations applicable to our products;

●	actual or anticipated changes in our growth rate relative to our competitors;

●	announcements by us or our competitors of significant acquisitions, strategic partnerships, joint ventures, capital commitments or achievement of significant milestones;

●	additions or departures of key personnel;

●	competition from existing products or new products that may emerge;

●	fluctuations in the valuation of companies perceived by investors to be comparable to us;

●	disputes or other developments related to proprietary rights, including patents, litigation matters or our ability to obtain intellectual property protection for our technologies;

●	announcement or expectation of additional financing efforts;

●	sales of our Common Stock by us or our Stockholder;

●	stock price and volume fluctuations attributable to inconsistent trading volume levels of our shares;

●	reports, guidance and ratings issued by securities or industry analysts; and

●	general economic market conditions.

If any of the forgoing occurs, it could cause our Common Stock or trading volumes to decline. Stock markets in general and the small-cap market and the market for companies in our industry in particular have experienced price and volume fluctuations that have affected and continue to affect the market prices of equity securities of many companies. These fluctuations often have been unrelated or disproportionate to the operating performance of those companies. These broad market and industry fluctuations, as well as general economic, political and market conditions such as recessions, interest rate changes or international currency fluctuations, may negatively impact the market prices of our Common Stock. You may not realize any return on your investment in us and may lose some or all of your investment.

The price of our Common Stock could be subject to rapid and substantial volatility.

There have been instances of extreme stock price run-ups followed by rapid price declines and strong stock price volatility with recent public offerings, especially among those with relatively smaller public floats. As a smaller-capitalization company with a small public float, we may experience greater stock price volatility, extreme price run-ups, lower trading volume, and less liquidity than larger-capitalization companies. In particular, our Common Stock may be subject to rapid and substantial price volatility, low volumes of trades, and large spreads in bid and asked prices. Such volatility, including any stock run-ups, may be unrelated to our actual or expected operating performance and financial condition or prospects, making it difficult for prospective investors to assess the rapidly changing value of our shares of Common Stock.

In addition, if the trading volumes of our Common Stock are low, persons buying or selling in relatively small quantities may easily influence the price of our Common Stock. This low volume of trades could also cause the price of our Common Stock to fluctuate greatly, with large percentage changes in price occurring in any trading day session. Holders of our Common Stock may also not be able to readily liquidate their investment or may be forced to sell at depressed prices due to low volume trading. Broad market fluctuations and general economic and political conditions may also adversely affect the market price of our Common Stock. As a result of this volatility, investors may experience losses on their investment in our Common Stock. A decline in the market price of our Common Stock also could adversely affect our ability to issue additional shares of Common Stock or other of our securities and our ability to obtain additional financing in the future. There can be no assurance that an active market in our Common Stock will be sustained. If an active market is not sustained, holders of our Common Stock may be unable to readily sell the shares they hold or may not be able to sell their shares at all.

We may be subject to securities litigation, which is expensive and could divert our management’s attention.

The market price of our securities may be volatile, and in the past companies that have experienced volatility in the market price of their securities have been subject to securities class action litigation. We may be the target of this type of litigation in the future. Securities litigation against us could result in substantial costs and divert our management’s attention from other business concerns, which could seriously harm our business.

If our shares become subject to the penny stock rules, it would become more difficult to trade our shares.

The SEC has adopted rules that regulate broker-dealer practices in connection with transactions in penny stocks. Penny stocks are generally equity securities with a price of less than $5.00, other than securities registered on certain national securities exchanges or authorized for quotation on certain automated quotation systems, provided that current price and volume information with respect to transactions in such securities is provided by the exchange or system. If we fail to maintain a listing on the Nasdaq Stock Market, and, if the price of the Common Stock trades at less than $5.00, our Common Stock will be deemed a penny stock. The penny stock rules require a broker-dealer, before a transaction in a penny stock not otherwise exempt from those rules, to deliver a standardized risk disclosure document containing specified information. In addition, the penny stock rules require that before effecting any transaction in a penny stock not otherwise exempt from those rules, a broker-dealer must make a special written determination that the penny stock is a suitable investment for the purchaser and receive (i) the purchaser’s written acknowledgment of the receipt of a risk disclosure statement; (ii) a written agreement to transactions involving penny stocks; and (iii) a signed and dated copy of a written suitability statement. These disclosure requirements may have the effect of reducing the trading activity in the secondary market for our Common Stock, and therefore Stockholder may have difficulty selling their shares.

We are an “emerging growth company” and the reduced disclosure requirements applicable to emerging growth companies could make our Common Stock less attractive to investors.

We are an “emerging growth company,” as defined in the JOBS Act. We may remain an emerging growth company until as late as December 2026 (the fiscal year-end following the fifth anniversary of the completion of our initial public offering), though we may cease to be an emerging growth company earlier under certain circumstances, including (1) if the market value of our Common Stock that is held by non-affiliates exceeds $700,000,000 as of any June 30, in which case we would cease to be an emerging growth company as of the following December 31, or (2) if our gross revenue exceeds $1.235 billion in any fiscal year. Emerging growth companies may take advantage of certain exemptions from various reporting requirements that are applicable to other public companies, including not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act, reduced disclosure obligations regarding executive compensation in our periodic reports and proxy statements and exemptions from the requirements of holding a nonbinding advisory vote on executive compensation and stockholder approval of any golden parachute payments not previously approved. Investors could find our Common Stock less attractive because we may rely on these exemptions. If some investors find our Common Stock less attractive as a result, there may be a less active trading market for our Common Stock and our stock price may be more volatile.

In addition, Section 102 of the JOBS Act also provides that an emerging growth company can take advantage of the extended transition period provided in Section 7(a)(2)(B) of the Securities Act of 1933, as amended, or the Securities Act, for complying with new or revised accounting standards. An emerging growth company can therefore delay the adoption of certain accounting standards until those standards would otherwise apply to private companies. We have irrevocably elected to avail ourselves of this exemption from new or revised accounting standards and, therefore, we will not be subject to the same new or revised accounting standards as other public companies that are not emerging growth companies.

Because we have elected to use the extended transition period for complying with new or revised accounting standards for an emerging growth company our financial statements may not be comparable to companies that comply with public company effective dates.

We have elected to use the extended transition period for complying with new or revised accounting standards under Section 102(b)(1) of the JOBS Act. This election allows us to delay the adoption of new or revised accounting standards that have different effective dates for public and private companies until those standards apply to private companies. As a result of this election, our financial statements may not be comparable to companies that comply with public company effective dates, and thus investors may have difficulty evaluating or comparing our business, performance or prospects in comparison to other public companies, which may have a negative impact on the value and liquidity of our Common Stock.

Anti-takeover provisions in our charter documents and under Delaware law could make an acquisition of us, which may be beneficial to our Stockholder, more difficult and may prevent attempts by our Stockholder to replace or remove our current management and limit the market price of our Common Stock.

Provisions in our certificate of incorporation and bylaws, as amended and restated, may have the effect of delaying or preventing a change of control or changes in our management. Our amended and restated certificate of incorporation and bylaws include provisions that:

●	authorize our board of directors to issue, without further action by the Stockholder, up to 20,000,000 shares of undesignated preferred stock (of which up to 15,000 shares have been designated as Series B 5% Convertible Preferred Stock) and up to 300,000,000 shares of authorized but unissued shares of Common Stock;

●	require that any action to be taken by our Stockholder be effected at a duly called annual or special meeting and not by written consent;

●	specify that special meetings of our Stockholder can be called only by our board of directors, the Chairman of the Board, the Chief Executive Officer or the President;

●	establish an advance notice procedure for stockholder approvals to be brought before an annual meeting of our Stockholder, including proposed nominations of persons for election to our board of directors;

●	provide that our directors may be removed only for cause; and

●	provide that vacancies on our board of directors may be filled only by a majority of directors then in office, even though less than a quorum.

These provisions may frustrate or prevent any attempts by our Stockholder to replace or remove our current management by making it more difficult for Stockholder to replace members of our board of directors, which is responsible for appointing the members of our management. In addition, because we are incorporated in Delaware, we are governed by the provisions of Section 203 of the Delaware General Corporation Law, which limits the ability of Stockholder owning in excess of 15% of our outstanding voting stock to merge or combine with us.

Our issuance of additional shares of Common Stock or preferred stock, or options or warrants to purchase those stock, would dilute investors’ proportionate ownership and voting rights. Our issuance of preferred stock, or options or warrants to purchase those shares, could negatively impact the value of investors’ investment in our Common Stock as the result of preferential voting rights or veto powers, dividend rights, disproportionate rights to appoint directors to our board, conversion rights, redemption rights and liquidation provisions granted to the preferred stockholders, including the grant of rights that could discourage or prevent the distribution of dividends to stockholders, or prevent the sale of our assets or a potential takeover of our Company that might otherwise result in stockholders receiving a distribution or a premium over the market price for investors’ common shares.

We are entitled, under our certificate of incorporation to issue up to 300,000,000 common and 20,000,000 “blank check” preferred shares. After taking into consideration our outstanding common and preferred shares as of August 7, 2026, we will be entitled to issue up to 207,557,003 additional common shares and 19,990,394 preferred shares. We have sold 9,906 Shares of Series B 5% Convertible Preferred Stock (“Series B Preferred Stock”),with a stated value of $1,072 per share (total value of $10,278,420) to an institutional investor. These shares rank senior to the Company’s Common Stock and have no voting rights, except as long as any shares of Preferred Stock are outstanding, the Company shall not, without the affirmative vote of the Holders of a majority of the then outstanding shares of Series B Preferred Stock, (a) alter or change adversely the powers, preferences or rights given to the Preferred Stock or alter or amend the Certificate of Designation, (b) authorize or create any class of stock ranking as to dividends, redemption or distribution of assets upon a Liquidation, senior to, or otherwise pari passu with, Series B Preferred Stock (c) amend its certificate of incorporation or other charter documents in any manner that adversely affects any rights of the Series B Preferred Stockholders, (d) issue any new shares of this Series B Preferred Stock to any other holders, or (e) enter into any agreement with respect to any of the foregoing. Our board may generally issue those common and preferred shares, or options or warrants to purchase those shares, without further approval by our stockholders based upon such factors as our board of directors may deem relevant at that time. Any preferred stock we may issue shall have such rights, preferences, privileges and restrictions as may be designated from time-to-time by our board, including preferential dividend rights, voting rights, conversion rights, redemption rights and liquidation provisions. It is likely that we will be required to issue a large amount of additional securities to raise capital to further our business strategy. It is also likely that we will be required to issue a large amount of additional securities to directors, officers, employees and consultants as compensatory grants in connection with their services, both in the form of stand-alone grants or under our various stock plans. We cannot guarantee that we will not issue additional common or preferred shares, or options or warrants to purchase those shares, under circumstances we may deem appropriate at the time.

Our amended and restated certificate of incorporation provides that the Court of Chancery of the State of Delaware is the exclusive forum for certain litigation that may be initiated by our Stockholder.

Our amended and restated certificate of incorporation provides that the Court of Chancery of the State of Delaware shall be the sole and exclusive forum for the following types of actions or proceedings under Delaware statutory law or Delaware common law, subject to certain exceptions: (1) any derivative action or proceeding brought on our behalf; (2) any action asserting a claim of breach of a fiduciary duty or other wrongdoing by any of our directors, officers, employees or agents to us or our Stockholder; (3) any action asserting a claim against us arising pursuant to provisions of the Delaware General Corporation Law or our amended and restated certificate of incorporation or amended and restated bylaws; or (4) any action asserting a claim governed by the internal affairs doctrine. The choice of forum provision may limit a stockholder’s ability to bring a claim in a judicial forum that it finds favorable for disputes with us or our directors, officers, employees or agents, which may discourage such lawsuits against us and our directors, officers, employees and agents. Stockholder who do bring a claim in the Court of Chancery could face additional litigation costs in pursuing any such claim, particularly if they do not reside in or near the State of Delaware. The Court of Chancery may also reach different judgments or results than would other courts, including courts where a stockholder considering an action may be located or would otherwise choose to bring the action, and such judgments or results may be more favorable to us than to our Stockholder. Alternatively, if a court were to find the choice of forum provision contained in our amended and restated certificate of incorporation to be inapplicable or unenforceable in an action, we may incur additional costs associated with resolving such action in other jurisdictions, which could adversely affect our business and financial condition. By agreeing to the exclusive forum provisions, investors will not be deemed to have waived our compliance obligations with any federal securities laws or the rules and regulations thereunder.

We do not anticipate paying any cash dividends on our Common Stock in the foreseeable future and, as a result, capital appreciation, if any, of our Common Stock will be your sole source of gain for the foreseeable future.

We have never declared or paid cash dividends on our Common Stock and we do not anticipate paying any cash dividends on our Common Stock in the foreseeable future. We currently intend to retain all available funds and any future earnings to fund the development and growth of our business. In addition, any future loan arrangements we enter into may contain terms prohibiting or limiting the amount of dividends that may be declared or paid on our Common Stock. As a result, capital appreciation, if any, of our Common Stock offered hereby will be your sole source of gain for the foreseeable future.

USE OF PROCEEDS

Except as otherwise set forth in the applicable prospectus supplement, we intend to use the net proceeds from the sales of the securities covered by this prospectus for general corporate purposes, which may include, but are not limited to, funding for working capital, payment of dividends, capital expenditures, repurchases of our common stock, repayment of debt, and acquisitions. We may temporarily invest funds that are not immediately needed for these purposes in short-term investments, including, but not limited to, marketable securities.

MARKET PRICE OF OUR COMMON STOCK

Our Common Stock is presently listed on the Nasdaq Global Market under the symbol “ATLN”. On August 10, 2026, the last reported sale price of our Common Stock was $0.7488.

As of August 7, 2026, we had 92,422,997 shares issued and outstanding of our Common Stock. We had 304 registered holders of record of our Common Stock. A Substantially greater number of holders of our Common Stock are “street name” or beneficial holders, whose shares of record are held through banks, brokers, other financial institutions and registered clearing agencies.

DESCRIPTION OF SECURITIES

The following is a summary of our capital stock and certain provisions of our certificate of incorporation and bylaws. This summary does not purport to be complete and is qualified in its entirety by the provisions of our certificate of incorporation, as amended, our bylaws and applicable provisions of the Delaware General Corporation Law (the “DGCL”).

See “Where You Can Find More Information” elsewhere in this prospectus for information on where you can obtain copies of our certificate of incorporation and our bylaws, which have been filed with and are publicly available from the SEC. Our authorized capital stock consists of 300,000,000 shares of Common Stock, par value $0.00001 per share, and 20,000,000 shares of preferred stock, par value $0.00001 per share.

DESCRIPTION OF COMMON STOCK

As of August 7, 2026, there were 92,422,997 shares of our Common Stock issued outstanding held by 304 Stockholder of record.

Dividend Rights

Subject to the rights of any holders of any outstanding shares or series of preferred stock, holders of Common Stock are entitled to the payment of dividends when and as declared by our board of directors in accordance with applicable law and to receive other distributions.

Voting Rights

Except as provided by law or in a preferred stock designation, holders of Common Stock are entitled to one vote for each share held of record on all matters submitted to a vote of the Stockholder, have the exclusive right to vote for the election of directors and do not have cumulative voting rights. Except as otherwise required by law, holders of Common Stock are not entitled to vote on any amendment to the Certificate of Incorporation (including any certificate of designations relating to any series of preferred stock) that relates solely to the terms of any outstanding series of preferred stock if the holders of such affected series are entitled, either separately or together with the holders of one or more other such series, to vote thereon pursuant to our Certificate of Incorporation (including any certificate of designations relating to any series of preferred stock) or pursuant to the DGCL.

Liquidation Rights

Subject to the rights of any holders of any outstanding shares or series of preferred stock, in the event of any liquidation, dissolution or winding up of our affairs, whether voluntary or involuntary, our funds and assets, to the extent they may be legally distributed to holders of Common Stock, shall be distributed among the holders of the then outstanding Common Stock pro rata in accordance with the number of shares of Common Stock held by each such holder.

Other Rights and Preferences

All outstanding shares of Common Stock are fully paid and non-assessable. The holders of Common Stock have no pre-emptive or other subscription rights.

Stock Exchange Listing

Our Common Stock is traded on the Nasdaq Capital Market under the symbol, “CIRC”.

Transfer Agent and Registrar

The transfer agent and registrar for our Common Stock is VStock Transfer, LLC. The address of VStock Transfer, LLC is 18 Lafayette Place, Woodmere, NY 11598 and its telephone number is (212) 828-8436.

DESCRIPTION OF PREFERRED STOCK

As of August 7, 2026, 9,606 shares of preferred stock had been issued or were outstanding.

The following summary of certain provisions of our preferred stock does not purport to be complete. This description is summarized from, and is qualified in its entirety by reference to, our Certificate of Incorporation and our Bylaws, to which you should refer and both of which are included as exhibits to the registration statement of which this prospectus supplement is a part. The summary below is also qualified by provisions of applicable law, including the DGCL.

General

Our board of directors has the authority to issue up to 20,000,000 shares of preferred stock in one or more series and to determine the rights and preferences of the shares of any such series without stockholder approval. Our board of directors may issue preferred stock in one or more series and has the authority to fix the designation and powers, rights and preferences and the qualifications, limitations or restrictions with respect to each class or series of such class without further vote or action by the Stockholder, unless action is required by applicable law or the rules of any stock exchange on which our securities may be listed. The ability of our board of directors to issue preferred stock without stockholder approval could have the effect of delaying, deferring or preventing a change of control of us or the removal of existing management. Further, our board of director may authorize the issuance of preferred stock with voting or conversion rights that could adversely affect the voting power or other rights of the holders of our Common Stock. Additionally, the issuance of preferred stock may have the effect of decreasing the market price of our Common Stock.

We will file as an exhibit to the registration statement of which this prospectus is a part, or will incorporate by reference from reports that we file with the SEC, the form of any certificate of designation that describes the terms of the series of preferred stock we are offering before the issuance of that series of preferred stock. This description will include, but not be limited to, the following:

●	the title and stated value;

●	the number of shares we are offering;

●	the liquidation preference per share;

●	the purchase price;

●	the dividend rate, period and payment date and method of calculation for dividends;

●	whether dividends will be cumulative or non-cumulative and, if cumulative, the date from which dividends will accumulate;

●	the provisions for a sinking fund, if any;

●	the provisions for redemption or repurchase, if applicable, and any restrictions on our ability to exercise those redemption and repurchase rights;

●	whether the preferred stock will be convertible into our Common Stock, and, if applicable, the conversion price, or how it will be calculated, and the conversion period;

●	whether the preferred stock will be exchangeable into debt securities, and, if applicable, the exchange price, or how it will be calculated, and the exchange period;

●	voting rights, if any, of the preferred stock;

●	preemptive rights, if any;

●	restrictions on transfer, sale or other assignment, if any;

●	a discussion of any material United States federal income tax considerations applicable to the preferred stock;

●	the relative ranking and preferences of the preferred stock as to dividend rights and rights if we liquidate, dissolve or wind up our affairs;

●	any limitations on the issuance of any class or series of preferred stock ranking senior to or on a parity with the series of preferred stock as to dividend rights and rights if we liquidate, dissolve or wind up our affairs; and

●	any other specific terms, preferences, rights or limitations of, or restrictions on, the preferred stock.

Transfer Agent and Registrar

The transfer agent and registrar for our preferred stock will be set forth in the applicable prospectus supplement.

DESCRIPTION OF WARRANTS

We may issue warrants for the purchase of Common Stock and/or preferred stock in one or more series. We may issue warrants independently or together with Common Stock and/or preferred stock, and the warrants may be attached to or separate from these securities. While the terms summarized below will apply generally to any warrants that we may offer, we will describe the particular terms of any series of warrants in more detail in the applicable prospectus supplement. The terms of any warrants offered under a prospectus supplement may differ from the terms described below.

We will file as exhibits to the registration statement of which this prospectus is a part, or will incorporate by reference from reports that we file with the SEC, the form of warrant agreement, including a form of warrant certificate, that describes the terms of the particular series of warrants we are offering before the issuance of the related series of warrants. The following summaries of material provisions of the warrants and the warrant agreements are subject to, and qualified in their entirety by reference to, all the provisions of the warrant agreement and warrant certificate applicable to the particular series of warrants that we may offer under this prospectus supplement. We urge you to read the applicable prospectus supplement supplements related to the particular series of warrants that we may offer under this prospectus supplement, as well as any related free writing prospectus supplements, and the complete warrant agreements and warrant certificates that contain the terms of the warrants.

General

We will describe in the applicable prospectus supplement the terms of the series of warrants being offered, including:

●	the offering price and aggregate number of warrants offered;

●	the currency for which the warrants may be purchased;

●	if applicable, the designation and terms of the securities with which the warrants are issued and the number of warrants issued with each such security or each principal amount of such security;

●	if applicable, the date on and after which the warrants and the related securities will be separately transferable;

●	in the case of warrants to purchase Common Stock or preferred stock, the number of shares of Common Stock or preferred stock, as the case may be, purchasable upon the exercise of one warrant and the price at which these shares may be purchased upon such exercise;

●	the effect of any merger, consolidation, sale or other disposition of our business on the warrant agreements and the warrants;

●	the terms of any rights to redeem or call the warrants;

●	any provisions for changes to or adjustments in the exercise price or number of securities issuable upon exercise of the warrants;

●	the dates on which the right to exercise the warrants will commence and expire;

●	the manner in which the warrant agreements and warrants may be modified;

●	a discussion of any material or special United States federal income tax consequences of holding or exercising the warrants;

●	the terms of the securities issuable upon exercise of the warrants; and

●	any other specific terms, preferences, rights or limitations of or restrictions on the warrants.

Before exercising their warrants, holders of warrants will not have any of the rights of holders of the securities purchasable upon such exercise, including:

●	in the case of warrants to purchase Common Stock or preferred stock, the right to receive dividends, if any, or payments upon our liquidation, dissolution or winding up or to exercise voting rights, if any.

Exercise of Warrants

Each warrant will entitle the holder to purchase the securities that we specify in the applicable prospectus supplement at the exercise price that we describe in the applicable prospectus supplement. Holders of the warrants may exercise the warrants at any time up to the specified time on the expiration date that we set forth in the applicable prospectus supplement. After the close of business on the expiration date, unexercised warrants will become void.

Holders of the warrants may exercise the warrants by delivering the warrant certificate representing the warrants to be exercised together with specified information, and paying the required amount to the warrant agent in immediately available funds, as provided in the applicable prospectus supplement. We will set forth on the reverse side of the warrant certificate and in the applicable prospectus supplement the information that the holder of the warrant will be required to deliver to the warrant agent.

If any warrants represented by the warrant certificate are not exercised, we will issue a new warrant certificate for the remaining amount of warrants. If we so indicate in the applicable prospectus supplement, holders of the warrants may surrender securities as all or part of the exercise price for warrants.

Outstanding Warrants

As of the day of this prospectus, we had outstanding warrants issued by SeqLL Inc. that are exercisable to purchase an aggregate of 92,036 shares of Common Stock at an exercise price of $181.33 per share that expire in August 2026.

Transfer Agent and Registrar

The transfer agent and registrar for any warrants will be set forth in the applicable prospectus supplement.

DESCRIPTION OF RIGHTS

General

We may issue rights to purchase our Common Stock or preferred stock, in one or more series. Rights may be issued independently or together with any other offered security and may or may not be transferable by the person purchasing or receiving the subscription rights. In connection with any rights offering to our Stockholder, we may enter into a standby underwriting arrangement with one or more underwriters pursuant to which such underwriters will purchase any offered securities remaining unsubscribed after such rights offering. In connection with a rights offering to our Stockholder, we will distribute certificates evidencing the rights and a prospectus supplement to our Stockholder on the record date that we set for receiving rights in such rights offering. The applicable prospectus supplement or free writing prospectus supplement will describe the following terms of rights in respect of which this prospectus supplement is being delivered:

●	the title of such rights;

●	the securities for which such rights are exercisable;

●	the exercise price for such rights;

●	the date of determining the security holders entitled to the rights distribution;

●	the number of such rights issued to each security holder;

●	the extent to which such rights are transferable;

●	if applicable, a discussion of the material United States federal income tax considerations applicable to the issuance or exercise of such rights;

●	the date on which the right to exercise such rights shall commence, and the date on which such rights shall expire (subject to any extension);

●	the conditions to completion of the rights offering;

●	any provisions for changes to or adjustments in the exercise price or number of securities issuable upon exercise of the rights;

●	the extent to which such rights include an over-subscription privilege with respect to unsubscribed securities;

●	if applicable, the material terms of any standby underwriting or other purchase arrangement that we may enter into in connection with the rights offering; and

●	any other terms of such rights, including terms, procedures and limitations relating to the exchange and exercise of such rights.

Each right will entitle the holder thereof the right to purchase for cash such amount of shares of Common Stock or preferred stock, or any combination thereof, at such exercise price as shall in each case be set forth in, or be determinable as set forth in, the prospectus supplement relating to the rights offered thereby. Rights may be exercised at any time up to the close of business on the expiration date for such rights set forth in the prospectus supplement. After the close of business on the expiration date, all unexercised rights will become void. Rights may be exercised as set forth in the prospectus supplement relating to the rights offered thereby. Upon receipt of payment and the proper completion and due execution of the rights certificate at the office of the rights agent, if any, or any other office indicated in the prospectus supplement, we will forward, as soon as practicable, the shares of Common Stock and/or preferred stock purchasable upon such exercise. We may determine to offer any unsubscribed offered securities directly to persons other than Stockholder, to or through agents, underwriters or dealers or through a combination of such methods, including pursuant to standby underwriting arrangements, as set forth in the applicable prospectus supplement.

Rights Agent

The rights agent for any rights we offer will be set forth in the applicable prospectus supplement.

DESCRIPTION OF UNITS

The following description, together with the additional information that we include in any applicable prospectus supplement, summarizes the material terms and provisions of the units that we may offer under this prospectus supplement. While the terms we have summarized below will apply generally to any units that we may offer under this prospectus supplement, we will describe the particular terms of any series of units in more detail in the applicable prospectus supplement. The terms of any units offered under a prospectus supplement may differ from the terms described below.

We will incorporate by reference from reports that we file with the SEC, the form of unit agreement that describes the terms of the series of units we are offering, and any supplemental agreements, before the issuance of the related series of units. The following summaries of material terms and provisions of the units are subject to, and qualified in their entirety by reference to, all the provisions of the unit agreement and any supplemental agreements applicable to a particular series of units. We urge you to read the applicable prospectus supplement supplements related to the particular series of units that we may offer under this prospectus supplement, as well as any related free writing prospectus supplements and the complete unit agreement and any supplemental agreements that contain the terms of the units.

General

As specified in the applicable prospectus supplement, we may issue, in one more series, units consisting of Common Stock, preferred stock and/or warrants or rights for the purchase of Common Stock and/or preferred stock in any combination. The applicable prospectus supplement will describe:

●	the securities comprising the units, including whether and under what circumstances the securities comprising the units may be separately traded;

●	the terms and conditions applicable to the units, including a description of the terms of any applicable unit agreement governing the units; and

●	a description of the provisions for the payment, settlement, transfer or exchange of the units.

The provisions described in this section, as well as those set forth in any prospectus supplement or as described under “Description of Common Stock”, “Description of Preferred Stock”, “Description of Warrants” and “Description of Rights” will apply to each unit, as applicable, and to any Common Stock, preferred stock, warrant, or right included in each unit, as applicable.

Unit Agent

The name and address of the unit agent for any units we offer will be set forth in the applicable prospectus supplement.

Issuance in Series

We may issue units in such amounts and in such numerous distinct series as we may determine.

Enforceability of Rights by Holders of Units

Each unit agent will act solely as our agent under the applicable unit agreement and will not assume any obligation or relationship of agency or trust with any holder of any unit. A single bank or trust company may act as unit agent for more than one series of units. A unit agent will have no duty or responsibility in case of any default by us under the applicable unit agreement or unit, including any duty or responsibility to initiate any proceedings at law or otherwise, or to make any demand upon us. Any holder of a unit may, without the consent of the related unit agent or the holder of any other unit, enforce by appropriate legal action its rights as holder under any security included in the unit.

PLAN OF DISTRIBUTION

We may sell the securities offered by this prospectus from time to time in one or more transactions, including without limitation:

●	through underwriters or dealers;

●	directly to purchasers;

●	in a rights offering;

●	in “at the market” offerings, within the meaning of Rule 415(a)(4) of the Securities Act, to or through a market maker or into an existing trading market on an exchange or otherwise;

●	through agents;

●	through a combination of any of these methods; or

●	through any other method permitted by applicable law and described in a prospectus.

In addition, we may enter into derivative or hedging transactions with third parties, or sell securities not covered by this prospectus to third parties in privately negotiated transactions. In connection with such a transaction, the third parties may sell securities covered by and pursuant to this prospectus and any accompanying prospectus supplement. If so, the third party may use securities borrowed from us or others to settle such sales and may use securities received from us to close out any related short positions. We may also loan or pledge securities covered by this prospectus and any accompanying prospectus supplement to third parties, who may sell the loaned securities or, in an event of default in the case of a pledge, sell the pledged securities pursuant to this prospectus supplement and any accompanying prospectus.

The prospectus supplement with respect to any offering of securities will include the following information:

●	the terms of the offering;

●	the names of any underwriters, dealers or direct purchasers;

●	the name or names of any managing underwriter or underwriters;

●	the purchase price or public offering price of the securities;

●	the net proceeds from the sale of the securities;

●	any delayed delivery arrangements;

●	any underwriting discounts, commissions and other items constituting underwriters’ compensation;

●	any discounts or concessions allowed or reallowed or paid to dealers;

●	any commissions paid to agents; and

●	any securities exchange on which the securities may be listed.

Sale through Underwriters or Dealers

If underwriters are used in the sale, the underwriters will acquire the securities for their own account. The underwriters may resell the securities from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. Underwriters may offer securities to the public either through underwriting syndicates represented by one or more managing underwriters or directly by one or more firms acting as underwriters. Unless we inform you otherwise in the applicable prospectus supplement, the obligations of the underwriters to purchase the securities will be subject to certain conditions, and the underwriters will be obligated to purchase all of the offered securities if they purchase any of them. The underwriters may change from time to time any initial public offering price and any discounts or concessions allowed or reallowed or paid to dealers.

During and after an offering through underwriters, the underwriters may purchase and sell the securities in the open market. These transactions may include overallotment and stabilizing transactions and purchases to cover syndicate short positions created in connection with the offering. The underwriters may also impose a penalty bid, which means that selling concessions allowed to syndicate members or other broker-dealers for the offered securities sold for their account may be reclaimed by the syndicate if the offered securities are repurchased by the syndicate in stabilizing or covering transactions. These activities may stabilize, maintain or otherwise affect the market price of the offered securities, which may be higher than the price that might otherwise prevail in the open market. If commenced, the underwriters may discontinue these activities at any time.

Some or all of the securities that we offer through this prospectus supplement may be new issues of securities with no established trading market. Any underwriters to whom we sell our securities for public offering and sale may make a market in those securities, but they will not be obligated to do so, and they may discontinue any market making at any time without notice. Accordingly, we cannot assure you of the liquidity of, or continued trading markets for, any securities that we offer.

If dealers are used in the sale of securities, we will sell the securities to them as principals. They may then resell those securities to the public at fixed prices or at varying prices determined by the dealers at the time of resale. We will include in the applicable prospectus supplement the names of the dealers and the terms of the transaction.

If agents are used in an offering, the names of the agents and the terms of the agency will be specified in a prospectus supplement. Unless otherwise indicated in a prospectus supplement, the agents will act on a best-efforts basis for the period of their appointment.

Dealers and agents named in a prospectus supplement may be underwriters as defined in the Securities Act and any discounts or commissions they receive from us and any profit on their resale of the securities may be treated as underwriting discounts and commissions under the Securities Act. We will identify in the applicable prospectus supplement any underwriters, dealers or agents and will describe their compensation. We may have agreements with the underwriters, dealers and agents to indemnify them against specified civil liabilities, including liabilities under the Securities Act.

Underwriters, dealers or agents and their associates may engage in other transactions with and perform other services for us in the ordinary course of business.

If so indicated in a prospectus supplement, we will authorize underwriters or other persons acting as our agents to solicit offers by institutional investors to purchase securities pursuant to contracts providing for payment and delivery on a future date. We may enter contracts with commercial and savings banks, insurance companies, pension funds, investment companies, educational and charitable institutions and other institutional investors. The obligations of any institutional investor will be subject to the condition that its purchase of the offered securities will not be illegal at the time of delivery. The underwriters and other agents will not be responsible for the validity or performance of contracts.

Direct Sales and Sales through Agents

We may sell the securities directly. In this case, no underwriters or agents would be involved. We may also sell the securities through agents designated by us from time to time. In the applicable prospectus supplement, we will name any agent involved in the offer or sale of the offered securities, and we will describe any commissions payable to the agent. Unless we inform you otherwise in the applicable prospectus supplement, any agent will agree to use its reasonable best efforts to solicit purchases for the period of its appointment.

We may sell the securities directly to institutional investors or others who may be deemed to be underwriters within the meaning of the Securities Act with respect to any sale of those securities. We will describe the terms of any sales of these securities in the applicable prospectus supplement.

At the Market Offerings

We may also sell the securities offered by any applicable prospectus supplement in “at the market offerings” within the meaning of Rule 415(a)(4) of the Securities Act, to or through a market maker or into an existing trading market, on an exchange or otherwise.

Remarketing Arrangements

Securities may also be offered and sold, if so indicated in the applicable prospectus supplement, in connection with a remarketing upon their purchase, in accordance with a redemption or repayment pursuant to their terms, or otherwise, by one or more remarketing firms, acting as principals for their own accounts or as agents for us. Any remarketing firm will be identified and the terms of its agreements, if any, with us and its compensation will be described in the applicable prospectus supplement.

Delayed Delivery Contracts

If we so indicate in the applicable prospectus supplement, we may authorize agents, underwriters or dealers to solicit offers from certain types of institutions to purchase securities from us at the public offering price under delayed delivery contracts. These contracts would provide for payment and delivery on a specified date in the future.

The contracts would be subject only to those conditions described in the applicable prospectus supplement. The applicable prospectus supplement will describe the commission payable for solicitation of those contracts.

General Information

We may have agreements with the underwriters, dealers, agents and remarketing firms to indemnify them against certain civil liabilities, including liabilities under the Securities Act, or to contribute with respect to payments that the underwriters, dealers, agents or remarketing firms may be required to make. Underwriters, dealers, agents and remarketing firms may be customers of, engage in transactions with or perform services for us in the ordinary course of their businesses.

DIVIDEND POLICY

We have not declared or paid cash dividends on our capital stock to date and do not anticipate or contemplate paying dividends in the foreseeable future. We intend to retain future earnings, if any, to finance the expansion of our business, and we do not anticipate that any cash dividends will be paid in the foreseeable future. Our future payment of dividends will depend on our earnings, capital requirements, expansion plans, financial condition and other relevant factors that our board of directors may deem relevant. Our accumulated deficit currently limits our ability to pay cash dividends.

LEGAL MATTERS

The validity of the shares of Common Stock offered by this prospectus will be passed upon for us by Davidoff Hutcher & Citron LLP (“DHC”), New York, New York. DHC owns 20,000 shares of Common Stock of the Company.

EXPERTS

The financial statements of Circle8 Group and its subsidiaries as of and for the years ended December 31, 2024 and 2025 incorporated by reference in this prospectus have been audited by RBSM LLP, an independent registered public accounting firm as set forth in their report, and are incorporated in reliance upon such report given on the authority of such firm as experts in accounting and auditing.

$250,000,000

Common Stock

Preferred Stock

Subscription Rights

Units

Circle8 Group, Inc.

PROSPECTUS

December 15, 2025